EXHIBIT   16(i)
                                                                     -------


                    LBVIP SERIES FUND - GROWTH PORTFOLIO
                 HYPOTHETICAL FUND PERFORMANCE ILLUSTRATION
           ------------------------------------------------------

            This is a Hypothetical Illustration of an Investment
            of a $1,000 Made On  31-Dec-88 with a 0% Sales Load
            For the Period:      31-Dec-88   thru    31-Dec-89


The table below indicates the number of shares that would have accumulated had all dividends been reinvested on the record date and their value as of 12/31/89.


                                                                ENDING
                                  SHARES            ENDING    REDEEMABLE
DESCRIPTION                        OWNED              NAV        VALUE
------------------------------   --------          --------  ------------

Shares initially
acquired..........................106.045            $11.70    $1,240.73

Shares acquired
from reinvested
income dividends....................2.137            $11.70        25.00

Shares acquired from
reinvested capital
gain distributions..................0.000            $11.70         0.00
                                 ---------          --------  ------------
TOTAL.............................108.182                      $1,265.73
                                 =========                    ============

TOTAL RETURN FOR THE 1 YEAR PERIOD
        (Based on an investment of $1,000.00
           with a  0%  sales load).................................26.57%
                                                               ===========

AVERAGE ANNUAL TOTAL RETURN FOR THE 1 YEAR PERIOD
        (Based on an investment of $1,000.00
           with a  0%  sales load).................................26.57%(b)
                                                                ===========

FOOTNOTES
----------
(a)  The following formula is used to calculate total return:

           (Ending Redeemable Value - Initial $1,000 Investment)
           -----------------------------------------------------
                     Initial $1,000 Investment

(b)  The following formula is used to calculate average annual total return:

                            1/n
          [(Total Return + 1)    -1}

     Where n equals the one year period ended December 31, 1989.

                                     LBVIP SERIES FUND, INC. - GROWTH PORTFOLIO
                                   CALCULATION OF SHARE ACQUIRED FROM REINVESTMENT
                                  OF INCOME DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS


Dividends Declared on a Per Share Basis                Income Dividends             Capital Gain Dist.
---------------------------------------------        --------------------         -----------------------
                                                                                                           Cumulative
 Dividend   Reinvest   Investment   Capital            Income     Shares             Income      Shares       Share
   Date      Price       Income      Gains            Earned(a)  Created(b)         Earned(a)   Created(b)   Balance
                                                        (B*H)      (D/A)             (C*H)        (F/A)
---------- ---------- ------------ ----------        ----------- -----------       ----------- ------------ --------
               A           B            C                 D           E                F            G           H

Initial $1,000 investment at a public offering price of $9.43................................................106.045
  03/31/89    10.04    0.051487         -               $5.46       0.544             $0          0.000      106.589
  06/30/89    10.71    0.051679                          5.51       0.514              0          0.000      107.103
  09/29/89    12.09    0.054108                          5.80       0.480              0          0.000      107.583
  12/31/89    11.70    0.065190                          7.01       0.599              0          0.000      108.182

                                                                 ------------                  ------------
Total shares acquired through reinvestment of
income dividends and capital gain distribution......................2.137                         0.000
                                                                 ============                  ============

Assumptions:
-----------
(a) Income earned is determined by multiplying the declared dividend (on a per share basis) by the beginning cumulative share balance.

(b) The number of shares created through divided reinvestment is determined by dividing income earned by the reinvestment price.


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